Exhibit 99.2

Operating Results Scorecard As of March 31, 2010

	Q1-08	Q2-08	Q3-08	Q4-08	2008	Q1-09	Q2-09	Q3-09	Q4-09	2009	Q1-10
Revenue (millions)
US	$40.0	$41.8	$47.3	$51.7	$180.8	$49.4	$52.0	$50.5	$48.8	$200.8	$44.7
Canada	24.6	23.7	21.6	21.0	90.9	19.2	19.2	18.8	19.1	76.3	18.1
Offshore	—	—	0.1	0.6	0.6	2.2	2.0	3.2	4.6	11.9	4.6
Company Total	$64.6	$65.5	$68.9	$73.4	$272.3	$70.7	$73.3	$72.5	$72.5	$289.0	$67.4

Gross Profit %
US	20.0%	14.9%	15.8%	16.9%	16.9%	17.8%	19.4%	19.5%	15.8%	18.1%	15.2%
Canada	5.9%	8.7%	5.8%	0.8%	5.4%	9.1%	17.0%	18.1%	16.1%	15.6%	8.6%
Offshore	n/a	n/a	-976.9%	-148.8%	-215.3%	8.3%	-11.1%	7.1%	22.1%	7.6%	-25.9%
Company Total	14.7%	12.7%	11.9%	10.9%	12.5%	15.2%	17.9%	18.6%	16.2%	17.0%	10.6%

FTE* - Quarterly Average
US	3,272	3,428	3,775	4,282	3,692	4,293	4,344	4,047	4,017	4,173	3,740
Canada	2,077	1,982	1,842	1,734	1,908	1,613	1,502	1,490	1,510	1,528	1,492
Offshore	—	—	5	76	20	216	277	449	613	390	664
Company Total	5,349	5,410	5,622	6,092	5,620	6,122	6,123	5,986	6,140	6,091	5,896

Number of Agent Seats- End of Period**
US	5,449	5,449	5,778	5,687	5,687	5,276	5,276	5,276	5,276	5,276	4,810
Canada	3,026	3,026	2,968	2,968	2,968	2,359	2,359	2,359	2,359	2,359	2,359
Offshore	—	—	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,178
Company Total	8,475	8,475	9,846	9,755	9,755	8,735	8,735	8,735	8,735	8,735	8,347

Number of Sites- End of Period
US	14	14	14	13	13	13	13	13	13	13	11
Canada	6	6	6	6	6	5	5	5	5	5	5
Offshore	—	—	1	1	1	1	1	1	1	1	2
Company Total	20	20	21	20	20	19	19	19	19	19	18

Utilization %
US	60%	63%	65%	75%	66%	81%	82%	77%	76%	79%	78%
Canada	69%	65%	62%	58%	64%	68%	64%	63%	64%	65%	63%
Offshore	n/a	n/a	0%	7%	4%	20%	25%	41%	56%	35%	56%
Company Total	63%	64%	57%	62%	62%	70%	70%	69%	70%	70%	71%

*FTE (Full-Time Equivalent) is calculated by dividing agent hours paid during the period by available work hours.

(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)

**  Seats are pro-rated for the days the site was open or closed during the quarter.